As filed with the Securities and Exchange Commission on July 28, 2005
Registration No. 333-107245

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-197882 (I.R.S. Employer Identification No.)

10700 Bren Road West Minnetonka, Minnesota (Address of Principal Executive Offices)	55343 (Zip Code)

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
2000 EQUITY INCENTIVE PLAN
(Full title of the plan)

Martin J. Emerson
President and Chief Executive Officer
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
10700 Bren Road West
Minnetonka, MN 55343
(952) 930-6000
(Name, address and telephone number, including area code, of agent for service)

SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS

The purpose of this Post-Effective Amendment No. 1 is to deregister shares registered for issuance pursuant to the American Medical Systems Holdings, Inc. 2000 Equity Incentive Plan.
On July 22, 2003, a total of 4,000,000* shares of the voting common stock of the Company had been registered with the Securities and Exchange Commission for issuance pursuant to awards granted under the plan, pursuant to several Registration Statements on Form S-8. As of the date of this Post-Effective Amendment No. 1, an aggregate of 1,270,200* of the previously registered shares remain unissued under the plan. The Company is filing this Post-Effective Amendment No. 1 to deregister 1,270,200 shares registered but unsold under the plan.
[*Note: On March 21, 2005, the Company affected a two-for-one stock split in the form of a 100% stock dividend. All share and per share numbers are hereby deemed to be adjusted accordingly to reflect this split.]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on July 28, 2005.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/s/ Martin J. Emerson
Martin J. Emerson
President and Chief Executive Officer

By:	/s/ Carmen L. Diersen
Carmen Diersen
Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Martin J. Emerson and Carmen Diersen, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on July 28, 2005 by the following persons in the capacities indicated.

Signature	Title

/s/ Martin J. Emerson Martin J. Emerson	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Carmen L. Diersen Carmen Diersen	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
/s/ Douglas W. Kohrs Douglas W. Kohrs	Chairman of the Board
/s/ Richard B. Emmitt Richard B. Emmitt	Director
/s/ Christopher H. Porter, Ph.D. Christopher H. Porter, Ph. D	Director
/s/ Albert Jay Graf Albert Jay Graf	Director
/s/ Elizabeth H. Weatherman Elizabeth H. Weatherman	Director
/s/ Thomas Timbie Thomas Timbie	Director

INDEX TO EXHIBITS

No.	Item	Method of Filing
24.1	Power of Attorney	Included on the signature page to this Registration Statement.

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